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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2000 relating to the consolidated financial statements, which appears in Community Bank System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Syracuse, New York
June 29, 2000